NEWS RELEASE

Contact:     Wendy S. Schmucker

                  Senior Vice President, Secretary/Treasurer

                  724-537-9923

For Immediate Release

COMMERCIAL NATIONAL ANNOUNCES MERGER OF SUBSIDIARIES

Latrobe, PA, December 21, 2004 Commercial National Financial Corporation (NASDAQ:CNAF), headquartered in Latrobe, Pennsylvania, has announced that the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation have authorized the merger of its wholly owned trust company subsidiary, Highview Trust Company, into Commercial Bank of Pennsylvania, which is also a wholly owned subsidiary of Commercial National Financial Corporation.  The resulting merged institution will change its name to Commercial Bank & Trust of PA.  With this restructuring the trust operations of Highview Trust Company will become part of the operations of Commercial Bank & Trust of PA. The location of the trust department will remain in Greensburg. The merger and name change will be effective on December 31, 2004.

Gregg Hunter, President & CEO, stated, “The Board of Directors’ business strategy continues to concentrate on growing its core banking business of loans and deposits while supplementing those services with trust and asset management related fee revenue. The restructuring will enable the company to meet its strategic goals in a more efficient manner and enhance the long-term interests of all the corporation’s shareholders.”

In addition to Latrobe where it is headquartered, the company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, Norwin, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area.  Commercial Bank also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the company, and the company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the company's ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.

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